CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-221654-01, 333-215291-01, 333-209331-01, 333-228175, 333-235663, and 333-235753) and Form S-3 (No. 333-225648) of Broadcom Inc. of our report dated December 18, 2020 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
December 18, 2020